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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                             FAIR ISAAC CORPORATION

        Name of company and name                               Jurisdiction of incorporation
      under which it does business                                     or organization
      ----------------------------                             ------------------------------
Data Research Technologies (1)                                           Minnesota

Diversified Healthcare Services, Inc. (1)                                California

Fair, Isaac International Corporation (1)                                California

HNC Software LLC (1)                                                     Delaware

Lindaro Office Park, Inc. (1)                                            California

myFICO Consumer Services Inc. (1)                                        Delaware

Risk Management Technologies (1)                                         California

Rocky Mountain Merger Corp. (1)                                          Delaware

Fair Isaac Asia Pacific Corp. (2)                                        Delaware

Fair, Isaac Brazil, LLC (2)                                              Delaware

Fair, Isaac International Canada Corporation (2)                         California

Fair, Isaac International France Corporation (2)                         California

Fair, Isaac International Germany Corporation (2)                        California

Fair, Isaac International Ltd (2)                                        England

Fair, Isaac International Mexico Corporation (2)                         California

Fair, Isaac International Spain Corporation (2)                          California

Fair, Isaac International UK Corporation (2)                             California

Fair, Isaac Singapore Pte Ltd (2)                                        Singapore

Fair, Isaac UK Limited (2)                                               England

Fair, Isaac Do Brasil Ltda. (3)                                          Brazil

Innovent Technology Inc. (4)                                             Nevada

Footnotes:

(1)      100% owned by Fair Isaac Corporation

(2)      100% owned by Fair, Isaac International Corporation

(3) 99% owned by Fair, Isaac International Corporation and 1% owned by Fair, Isaac Brazil, LLC

(4)      100% owned by Diversified Healthcare Services, Inc.